MINNI, CLARK & COMPANY

SUITE 200 – 551 HOWE STREET

CERTIFIED GENERAL ACCOUNTANTS

VANCOUVER, BRITISH COLUMBIA

CANADA V6C 2C2

Jerry A. Minni, C.G.A. *

TELEPHONE:  (604)683-0343

Bryce A. Clark, C.G.A. *

FAX:  (604)683-4499

* Incorporated Professional

We hereby consent to the inclusion of our Auditors’ Report, dated January 17, 2005, on the consolidated financial statements of Unbridled Energy (formerly Leroy Ventures Inc.) for the year ended April 30, 2004 in the Company’s Registration Statement on Form 20-F.  We also consent to application of such report to the financial information in the Registration Statement on Form 20-F, when such financial information is read in conjunction with the consolidated financial statements referred to in our report.

“MINNI, CLARK & COMPANY”

MINNI, CLARK & COMPANY